CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2023, relating to the financial statements and financial highlights of Impact Shares Affordable Housing MBS ETF (the “Predecessor ETF”), a series of Impact Shares Trust I, for the year ended June 30, 2023, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 27, 2023